THOMPSON    BRUSSELLS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  WASHINGTON, D.C.
==HINE==========================================================================
  ====

                                November 18, 2003

The GKM Funds
11150 Santa Monica Boulevard
Suite 850
Los Angeles, California

     RE:  THE GKM FUNDS, FILE NOS. 333-71402 AND 811-10529
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Gentlemen:

     A legal opinion that we prepared was filed with the Registration Statement for The GKM Funds (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the amendment.


                                             Very truly yours,

                                             /s/ Thompson Hine LLP

                                             THOMPSON HINE LLP